Exhibit H-2


                            National Fuel Gas Company
         Organization Chart of Foreign Utility Company Ownership (FUCO)
                            As of September 30, 1999




                           ---------------------------
                            National Fuel Gas Company
                           ---------------------------

                                                     100%
                       ----------------------------------
                        Horizon Energy Development, Inc.
                       ----------------------------------

                                                     100%
                         -------------------------------
                          Horizon Energy Holdings, Inc.
                         -------------------------------

                                                     100%
                        ---------------------------------
                         Horizon Energy Development B.V.
                        ---------------------------------

                                                   82.87%
                          ----------------------------
                           Severoceske teplarny, a.s.
                                     (FUCO)
                          ----------------------------

                                                      70%
                            ------------------------
                             Teplarna Liberec, a.s.
                                     (FUCO)
                            ------------------------




Note: Percents reported represent percent of voting power as of September 30,
1999